Exhibit 23.1

 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of African Agriculture, Inc. of our report dated March 31, 2022, relating to our audits of the consolidated financial statements of African Agriculture, Inc. and Subsidiaries as of and for the years ended December 31, 2021 and 2020. We also consent to the reference to our firm under the heading “Experts” in this Registration Statement on Form S-1.

/s/ Whitley Penn LLP

Houston, Texas

March 31, 2022